SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

                           FILED BY THE REGISTRANT /X/
                 FILED BY A PARTY OTHER THAN THE REGISTRANT / /

                           CHECK THE APPROPRIATE BOX:
                        / /  PRELIMINARY PROXY STATEMENT
      / /  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
                                  14A-6(E)(2))
                         /X/  DEFINITIVE PROXY STATEMENT
                      / /  DEFINITIVE ADDITIONAL MATERIALS
       / /  SOLICITING  MATERIAL  PURSUANT TO 240.14A-11(C) OR 240.14A-12

                                   NETTAXI.COM
                                   -----------

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         ______________________________
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                              /X/  NO FEE REQUIRED

  / /  FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(1) AND 0-11

       (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

                     _______________________________________
        (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

                     _______________________________________
      (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE
           FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

                     _______________________________________
               (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

                     _______________________________________
                               (5) TOTAL FEE PAID:

                     _______________________________________
               / / FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

 / / CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE
    0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER,
               OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

                           (1) AMOUNT PREVIOUSLY PAID:

                     _______________________________________
                (2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

                     _______________________________________
                                (3) FILING PARTY:

                     _______________________________________
                                 (4) DATE FILED:

                     _______________________________________

                                   NETTAXI.COM
                                1696 DELL AVENUE
                           CAMPBELL, CALIFORNIA  95008


To  The  Stockholders:

     The Board of Directors of Nettaxi.com, a Nevada corporation (the "Company") is hereby seeking the approval of stockholders for a proposed amendment to the Company's Articles of Incorporation by the solicitation of written consents in lieu of a meeting of stockholders (the "Consent Solicitation"). No meeting of stockholders is being held in connection with this Consent Solicitation.

     In this Consent Solicitation, the stockholders are being asked to approve a proposed amendment of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 200,000,000. The Board of Directors unanimously recommends that stockholders vote FOR the amendment authorizing the increase.

     The Consent Solicitation Statement on the following pages describes the matters being presented to the stockholders in this Consent Solicitation.

     The Board of Directors hopes that you will have your Common Stock represented by signing, dating and returning your consent in the enclosed envelope as soon as possible. If you submit a properly executed consent within sixty (60) days of the delivery of the first dated consent delivered to the Company (as such date may be extended by the Board of Directors), your Common Stock will be voted in favor of the proposed amendment. Any other action by you will have the practical effect of voting against the proposed amendment.


                                        Robert  A.  Rositano,  Jr.
                                       Chief  Executive  Officer

April  14,  2000

                                   NETTAXI.COM
                                1696 DELL AVENUE
                           CAMPBELL, CALIFORNIA 95008
                              ____________________

                         CONSENT SOLICITATION STATEMENT
                                 April 14, 2000


                               GENERAL INFORMATION

Information  Regarding  Consents

     This Consent Solicitation Statement is furnished in connection with the solicitation of stockholder consents by the Board of Directors of Nettaxi.com, a Nevada corporation (the "Company"), in lieu of a meeting of stockholders, in connection with a proposed amendment to the Company's Articles of Incorporation (the "Consent Solicitation"). Only stockholders of record at the close of business on April 14, 2000 (the "Record Date") will be entitled to submit a consent. It is anticipated that this Consent Solicitation Statement and accompanying consent will first be mailed to stockholders on or about April 17, 2000.

     The Company is incorporated in the State of Nevada and is therefore subject to Title 7 of the Nevada Revised Statutes (the "NRS"). Section 78.320 of the NRS permits the stockholders of the Company to take action without a meeting if consents in writing, setting forth the action so taken, are signed by stockholders holding at least a majority of the voting power of the Company. The Board of Directors has determined that the minimum necessary votes must be received by the Company within 60 days of the date of the first such written consent; however, such date may be extended by the Board of Directors in its sole discretion. Accordingly, if within 60 days following its receipt of the first written consent approving the proposed amendment (unless such period is extended), the Company receives executed consents approving the proposed amendment from the holders of a majority of the issued and outstanding shares of Common Stock, and those consents have not been revoked, the stockholders will be deemed to have approved the proposed amendment. The Company intends to amend its Articles of Incorporation as soon as practicable following the receipt of the necessary consents.

     All written consents received by the Company, regardless of when dated, will expire unless valid, written, unrevoked consents constituting the necessary vote for approval of the proposed amendment are received by the Company within 60 days of the date of the first such consent (unless such period is extended by the Board of Directors). A consent executed by a stockholder may be revoked at any time provided that a written, dated revocation is executed and delivered to the Company on or prior to the time at which the Company receives written consents sufficient to approve the proposed amendment. A revocation may be in any written form validly signed by the stockholder as long as it clearly states that the consent previously given is no longer effective. The revocation should be sent to Glenn Goelz, Chief Financial Officer, Nettaxi.com, 1696 Dell Avenue, Campbell, California 95008.

        The costs of solicitation of consents will be paid by the Company. In addition to soliciting consents by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit consents personally or by other appropriate means. Banks, brokers, fiduciaries and other custodians and nominees who forward consent soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

Record  Date  and  Voting  Rights

     Only stockholders of record of the Company's Common Stock as of the close of business on April 14, 2000 (the "Record Date") will be entitled to submit a consent on the accompanying form. On that date, there were listed as outstanding 39,896,057 shares of Common Stock. Each share of Common Stock is entitled to one vote in the Consent Solicitation. Consents evidencing a majority of the shares entitled to vote are required in order to approve the proposed amendment being submitted to the stockholders of the Company for approval in the Consent Solicitation. To be counted toward the majority required for approval of the proposed amendment, a consent must be delivered to the Company within 60 days of the delivery of the first dated consent (unless such period is extended by the Board of Directors).

Security  Ownership  of  Certain  Beneficial  Owners  and  Management

     The following table sets forth certain information as of April 14, 2000, relating to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to beneficially own more than 5% of the outstanding shares of the Common Stock, (ii) each director and executive officer of the Company, and (iii) all executive officers and directors of the Company as a group.

     The percentages of total shares of Common Stock set forth below assume that only the indicated person or group has exercised options and warrants which are exercisable within 60 days of April 14, 2000 and do not reflect the percentage of Common Stock which would be calculated if all other holders of currently exercisable options or warrants had exercised their securities.

     Unless otherwise indicated in the footnotes to the table, (1) the following individuals have sole vesting and sole investment control with respect to the shares they beneficially own and (2) unless otherwise indicated, the address of each beneficial owner listed below is c/o Nettaxi.com, 1696 Dell Avenue, Campbell, California 95008.


NAME OF BENEFICIAL OWNER                      NUMBER OF SHARES   PERCENT OF
EXECUTIVE OFFICERS AND DIRECTORS:            BENEFICIALLY OWNED     CLASS
-------------------------------------------  ------------------  -----------

Robert A. Rositano, Jr.                               1,988,577         5.0%
Dean Rositano                                         2,070,577         5.1%
Glenn Goelz                                             143,333           *
Robert Speicher                                          62,600           *
Brian Stroh                                             122,284           *
Andrew Garroni                                          225,000           *
Ron R. Goldie                                           200,000           *
All directors and executive officers as a
group (7 Persons)                                     4,812,371        12.1%
OTHER 5% STOCKHOLDERS:
      Robert A. Rositano, Sr.                         2,705,830         6.8%
      Janice Rose Rositano-Battistella,
      Trustee of the Janice Rose Rositano-
      Battistella Trust                               1,738,018         4.3%

*     Less  than  one  percent.

     Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 14, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person.

     Robert  A.  Rositano  Jr.  and  Dean  Rositano  are  brothers.

     The number of shares shown for Robert A. Rositano, Jr. includes 126,666 shares of common stock subject to options that are exercisable within 60 days of April 14, 2000. Excludes 1,153,334 shares of common stock subject to options that will not be exercisable within 60 days of April 14, 2000.

     The number of shares shown for Dean Rositano includes 126,666 shares of common stock subject to options that are exercisable within 60 days of April 14, 2000. Excludes 1,153,334 shares of common stock subject to options that will not be exercisable within 60 days of April 14, 2000.

     The number of shares shown for Glen Goelz includes 143,333 shares of common stock subject to options that will be exercisable within 60 days of April 14, 2000. Excludes 416,667 shares of common stock subject to options that will not be exercisable within 60 days of April 14, 2000.

     The number of shares shown for Robert Speicher includes 62,500 shares of common stock subject to options that are exercisable within 60 days of April 14, 2000. Excludes 437,500 shares of common stock subject to options that will not be exercisable within 60 days of April 14, 2000.

     The number of shares shown for Brian Stroh includes 16,000 shares of common stock subject to options that re exercisable within 60 days of April 14, 2000. Excludes 166,000 shares of common stock subject to options that will not be exercisable within 60 days of April 14, 2000.

     The number of shares shown for Andrew Garroni includes 150,000 shares of common stock subject to options that are currently exercisable.

     The number of shares shown for Ron Goldie includes 150,000 shares of common stock subject to options that are currently exercisable.

     The shares shown for Robert Rositano, Sr. were received as part of a pro-rata distribution to the members of SSN Properties, LLC in April 1999. Mr. Rositano is a managing member of SSN Properties and the father of Robert A. Rositano, Jr. and Dean Rositano. Mr. Rositano's address is 14836 Three Oaks Court, Saratoga, California 95070.

     The shares shown for Janice Rose Rositano-Battistella, Trustee of the distribution to the members of SSN Properties, LLC in April 1999. Ms. Rositano-Battistella is the mother of Robert A. Rositano, Jr. and Dean Rositano. Ms. Rositano-Battistella's address is 143 El Altillo Court, Los Gatos, California 95030.

   PROPOSAL - APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION FOR INCREASE IN
                           AUTHORIZED NUMBER OF SHARES


General

     The Company's Board of Directors has unanimously approved a resolution to amend the Company's Articles of Incorporation to increase the authorized shares of Common Stock from 50,000,000 to 200,000,000. The increase of authorized shares of Common Stock will be effected by an amendment to the Company's Articles of Incorporation, and such increase will become effective upon the filing of a Certificate of Amendment of Articles of Incorporation with the Secretary of State of the State of Nevada in the form of Exhibit "A" in this Consent Solicitation Statement.

Reasons  for  Increase  of  Authorized  Shares

     The number of shares of Common Stock listed and outstanding as of this Consent Solicitation Statement is 39,896,057, which number is less than the currently authorized 50,000,000 shares. However, over the last year, the Company has issued warrants, options, and convertible securities for financing purposes ("Convertible Securities"), and if all the outstanding Convertible Securities were immediately converted into shares of Common Stock the number of outstanding shares would increase to approximately 66,276,079.

     Accordingly, an increase in the number of authorized shares of Common Stock is necessary in order for the Company to satisfy its legal obligations to the holders of the Convertible Securities. In addition, the Board of Directors has determined that it would be in the best interests of the Company to further increase the number of authorized shares of Common Stock to 200,000,000. The Company believes that having such additional shares available for issuance will enable the Company to take prompt action on such corporate opportunities as may materialize in the future if the Board of Directors of the Company deems such issuance to be in the best interest of the Company. The disadvantage of such increase is that any additional issuances of Common Stock will dilute the percentage of the Company owned by existing stockholders. The additional California and Nevada franchise tax with respect to the additional shares is minimal. Approval of this proposal will increase the number of shares of Common Stock available for issuance by the Company to such 200,000,000 limit.

Recommendation  and  Vote

     The Proposal must be approved by holders of a majority of the Company's outstanding shares of Common Stock entitled to vote in the Consent Solicitation.

     The Board recommends that the stockholders vote FOR approval of an increase to the authorized number of shares and an amendment to the Articles of Incorporation which provides for an increase for the authorized number of shares of 50,000,000 to 200,000,000 shares of Common Stock reserved for issuance.

                           ANNUAL REPORT ON FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING EXHIBITS) MAY BE OBTAINED BY STOCKHOLDERS WITHOUT CHARGE BY WRITING
TO:  NETTAXI.COM,  1696  DELL  AVENUE,  CAMPBELL,  CALIFORNIA  95008, ATTENTION:
CORPORATE  SECRETARY.

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                       OF
                                  NETTAXI.COM,
                              A NEVADA CORPORATION


I, Dean Rositano, the President and Secretary of NETTAXI.COM, do hereby certify:

1. That the Board of Directors of said corporation by unanimous written consent dated as of April 14, 2000, adopted a resolution to amend the original articles as follows:

     Article  IV  is  hereby  amended  to  read,  in  its  entirety, as follows:

     "The corporation is authorized to issue two classes of shares to be designated respectively as common stock ("Common Stock") and preferred stock ("Preferred Stock"). The total number of shares of stock that the corporation shall have authority to issue is Two Hundred and One Million (201,000,000) shares, of which Two Hundred Million (200,000,000) shares shall be Common Stock and One Million (1,000,000) shares shall be Preferred Stock. The Board of Directors of the corporation (the "Board of Directors") is hereby authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter, for each such series, such powers, designations, preferences and relative participating, optional or other rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the law of the State of Nevada."

2. That the number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation at the time of the adoption of this amendment was is 39,896,057.

3. That the said change(s) and amendment have been consented to and approved by the required vote of the shareholders in accordance with Section 78.320(2) of the Nevada Revised Statutes. The number of shares voting in favor of this amendment was ____________, which constituted a majority of the shares outstanding and entitled to vote thereon.



Dated:  ______________,  2000          ________________________________
                                       Dean  Rositano
                                       President  and  Secretary

STATE  OF:  California     )
                           )  ss
COUNTY OF:  Santa Clara    )


     On  _________________,  2000, before me __________________________________, personally appeared Dean Rositano / / personally known to me - OR - / / proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


WITNESS my hand and official seal,


_____________________                            (Seal)
Signature  of  Notary

                       ACTION BY MAJORITY WRITTEN CONSENT
                               OF STOCKHOLDERS OF
                                  NETTAXI.COM,
                              A NEVADA CORPORATION


          THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned, being a holder of record of Nettaxi.com, a Nevada corporation (the "Corporation"), as of the close of business on April 14, 2000, hereby takes the following action, with respect to all stock of the Corporation held by the undersigned, in connection with the solicitation by the Board of Directors of the Corporation of written consents, pursuant to Section 78.320 of the Nevada Revised Statutes, to the amendment of the Articles of Incorporation of the Corporation described in the Company's Consent Solicitation Statement dated April 14, 2000, without a meeting:

                    (Place  an  "X"  in  the  appropriate  box)

     The Board of Directors recommends that Stockholders CONSENT to the proposed amendment.

    CONSENT [ ]               CONSENT WITHHELD [ ]              ABSTAIN [ ]

     If no box is marked with respect to the action described above, the undersigned will be deemed to have consented to the proposed amendment.

                         Dated: _________________, 2000


                          _____________________________
                                  Signature(s)

Please sign as registered and return promptly in the enclosed envelope. Executors, trustees and others signing in a representative capacity should include their names and the capacity in which they sign.